UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2009

General Steel Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chaoyangmenwai Ave.,
Chaoyang District, Beijing 100020
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+ 86 (10) 58797346

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2009, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-161585) (the “Registration Statement”) of General Steel Holdings, Inc. (the “Company”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants, debt securities, rights or units at an aggregate initial offering price not to exceed $60,000,000.

On December 24, 2009, the Company entered into a placement agent agreement with FT Global Capital, Inc. and Rodman & Renshaw, LLC as the exclusive placement agents, relating to the sale and issuance by the Company to certain investors (the “Purchasers”) of 5,555,556 units (the “Units”), each Unit consisting of (i) one share of common stock par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase 0.50 shares of Common Stock  (“Warrant”), pursuant to the Registration Statement (the “Offering”). In the aggregate, the Company would issue 5,555,556 shares of Common Stock and warrants to purchase up to 2,777,778 shares of Common Stock, pursuant to the terms of the placement agency agreement and the related securities purchase agreement.  The Warrants will generally be exercisable beginning six months from the date of issuance for a period of two from the initial exercise date, and will carry an initial exercise price per share equal to $5.00.

The Company anticipates raising gross proceeds of $25,000,000. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $23,415,000.  The Offering is expected close on or about December 31, 2009, or on such later date as the Company and the Purchasers may agree, subject to customary closing conditions.

As a condition to the closing of the Offering, the Company is obligated to obtain voting agreements reasonably acceptable to the Purchasers duly executed by holders of at least 50.1% of the issued and outstanding voting capital stock of the Company as of December 24, 2009 agreeing to vote in favor of any shareholder approval of the Offering and related matters to the extent such approval is required at any time in the future under with the rules and regulations of The New York Stock Exchange.

Certain anti-dilution adjustment provisions contained in the Company’s common stock purchase warrants originally issued on December 13, 2007 (“December 2007 Warrants”) may have been triggered by the Company’s sale of the units.  Rather than giving full effect to the anti-dilution provisions, the Company and the holders of the December 2007 Warrants entered into warrant reset agreements with investors from the Company’s December 13, 2007 financing whereby the aggregate number of shares of common stock issuable upon exercise of the December 2007 Warrants is increased from 1,154,958 shares to 3,900,871 shares, and the exercise price of the December 2007 Warrants was reduced from $13.51 per share to $5.00 per share.  In addition, the warrant reset agreement entered into by and among the Company and Hudson Bay Fund, LP provides for the release of certain pledged shares of Common Stock held in escrow pursuant to a pledge agreement entered into as part of the December 13, 2007 financing.

The foregoing summary of the terms of the securities purchase agreement, the voting agreement, the warrant reset agreements, the warrant and the placement agent agreement is subject to, and qualified in its entirety by, the form of securities purchase agreement, form of voting agreement, form of warrant reset agreements, form of warrant and the placement agency agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1 and 1.1 respectively and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Document Description
1.1	Placement Agent Agreement, dated December 24, 2009, FT Global Capital, Inc. and Rodman & Renshaw, LLC, and General Steel Holdings, Inc.

4.1	Form of Common Stock Purchase Warrant.

5.1	Legal opinion of Dennis Brovaronne, Attorney at Law.

10.1	Form of Securities Purchase Agreement, dated as of December 24, 2009, between General Steel Holdings, Inc. and each purchaser signatory thereto.

10.2	Form of Voting Agreement.

10.3	Form of Warrant Reset Agreement between General Steel Holdings, Inc. and Hudson Bay Fund, LP.

10.4	Form of Warrant Reset Agreement between General Steel Holdings, Inc. and the holders of the December 2007 Warrants (not including Hudson Bay Fund, LP).

23.1	Consent of Dennis Brovarone, Attorney at Law (included in Exhibit 5.1).

99.1	Press Release issued by General Steel Holdings, Inc. on December 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: December 24, 2009